                                                                   EXHIBIT 10.44

                               GOODASTON LIMITED

                                      and

                                LARGOTIM LIMITED

                                      and

                           LARGOTIM HOLDINGS LIMITED

                                OCCUPATION LEASE

                                       Of

                          Unit 1 Phase 8 Business Park
                           The Waterfront Merry Hill
                                 West Midlands


Term Commences:  19

For Years:       15

Expires:         20

                               LINKLATE" & PAINES
                                Barrington Howse
                              59-67 Gresham Street
                                London EC2V 7JA

                              Tel: 0 171-506 7080

                                   Ref: RLAH

This Underlease made the   day of    One thousand nine hundred and ninety-six
Between:

(1) Goodaston Limited (Company Number 1693635) whose registered office is at 12 St James's Square London SW1 Y 4.13 (hereinafter called "the Landlord"); and

(2) Largotim Limited (Company Number 1416672) whose registered office is at Largotim House King Street Dudley West Midlands DY2 RPR (hereinafter called "the Tenant"); and

(3) Largotim Holdings Limited (Company Number 1416690) whose registered office is at Largotim House King Street Dudley West Midlands DY2 8PR (hereinafter called "the Guarantor").

Witnesses as follows:

1  Definitions

1.1  in this Lease save where the context otherwise requires:

1 1.1 Covenants by the Tenant and Guarantor shall be deemed to be made by all persons included in those expressions jointly and severally;

1.1.2 Any covenant by the Tenant or Guarantor not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done;

1.1.3 The approval or consent of the Landlord where required shall not have effect unless in writing;

1.1.4 Clause headings shall not affect the construction of this Lease;

1.1.5 "the Common Area" means the roads footpaths forecourts service yards car parks grassed or landscaped areas traffic Islands, loading areas, ramps, refuse or disposal and any other areas within the Business Park which have not been and are not intended to be demised by the Landlord;

1.1.6 "the insured Risks" means fire lightning earthquake aircraft (other than hostile aircraft) and aerial devices -or articles dropped therefrom subsidence explosion riot civil commotion malicious damage storm tempest bursting or overflowing of water tanks apparatus Or Pipes flood impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks as the Landlord may require from time to time;

1.1.7 "the Landlord" includes the person entitled for the time being to the immediate reversion to the Term;

1.1.8 "this Lease" means this lease and any document supplemental or collateral to it or entered into pursuant to its terms;

1.1.9 "the Loss of Rent" means the loss of the rent FIRSTLY AND SECONDLY reserved and any Value Added Tax for such period (not less than three years) and in such amount as the Landlord may require;

1.1.10 "the Premises" means the land and Premises known as Unit 1 Phase 8 Business Park, Waterfront West shown co1pured purple on Plan A and each and every part thereof and all additions and alterations thereto (except tenant's fixtures and fittings but including the Tenant's Works) but excluding Service Systems not serving the Premises exclusively;

1.1.11 "the Prescribed Rate" means four per centum per annum over the Base Rate from time to time of Barclays Bank PLC or-over such other equivalent rate as the Landlord may reasonably require;

11.12 "the Rent" means 180,000 per annum exclusive of VAT (subject to review at the expiry of the fifth year and each period of five years thereafter of the
Term);

1.1.13 "the Service Systems" means the sewers drains gutters manholes pipes ducts wires cables and other conducting media from time to time in or passing through or servicing the Business Park save insofar as the same exclusively serve any property (excluding the Premises) demised by the Landlord;

1.1.14 "the Plant and Equipment" Means all plant machinery and equipment from time to time in use or available for use in connection with the Common Areas including (without prejudice to the generality of the foregoing) lifts, alarm and sprinkler systems, compactor and, other refuse or storage systems, ventilation and air conditioning equipment, security and display systems;

1.1.15 "Business Park"- means the land and premises shown edged blue on Plan A and each and every part thereof together with any building or buildings from time to time thereon:

1.11.16 "the Tenant" and "the Guarantor" includes its successors in title and the personal representatives of-individuals;

1.1.17 "the Tenant's Works" Means the works carried out at the Premises prior to the date hereof at the Tenant's cost and described in the Fifth Schedule;

1.1.18 "the Term" means a 15 years from ____ 1999 and includes any continuations thereof whether by statute holding over of otherwise;

1.1.19 "the Superior Lease" means a lease dated 31 December 1991 (as varied by a deed dated 31 December 1993) and made between Goodaston Limited (1) V&P Midlands Limited (2) and a lease dated 6 May 1994 made between Goodaston Limited (1) V&P Midlands Limited (2):

1.1.20 "the Curtilage Area" means the area shown on Plan A coloured blue which comprises a paved patio and amenity area and steps leading thereto;

1.1.21 "Light van" means a commercial vehicle having an unladen weight of not more than 3 tons;

1.1.22 "Tenants Fixtures and Fittings" means all furniture equipment and demountable partitions belonging to the Tenant whether or not the same have been supplied to the Tenant by the landlord and/or any of its associated companies;

1.1.23 "Landlords Agent" means a competent experienced surveyor appointed by or employed by the Landlord to Manage " Business Park;

1.1.24 "the full reinstatement value" shall mean the cost, which would be likely to be incurred (including fees plus Value Added Tax) in reinstating the Premises in accordance with the requirements of this Lease at Any time during the period in which any insurance policy or policies shall be in force including (but without prejudice to the generally of the foregoing) the anticipated increase (if any) in the cost of labour and/or materials during such period and any additional cost which might be incurred in reinstating the Premises in accordance with building regulations and bylaws in force at the time of reinstatement;

1.1.25 "working day" means Monday to Friday (both days inclusive) of each week save for any day which is a Bank or statutory holiday in England;

1.1.26 "Plan A" means the plan attached hereto and marked "Plan A":
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1.1.27  "Plan 8" means the Plan attar-had hereto and marked "Plan 13".

2  DEMISE AND RENTS

The Landlord HEREBY DEMISES to the 'Tenant the Premises TOGETHER WITH the easements and other rights mentioned in the First Schedule EXCEPT AND RESERVING as mentioned in the Second Schedule SUBJECT to the matters mentioned in the Third Schedule and to all other rights easements quasi-easements and privileges to which the Premises are subject for the Term YIELDING AND PAYING the following rents clear of all deductions or set off (legal or equitable) whatsoever

FIRST the RENT (and any increase pursuant to Clause 7) (to be paid by bankers standing order or via the BACS system if the Landlord so requires) to a UK clearing bank in advance by equal quarterly payments on the usual quarterly days with a first payment in respect of the period from to the next following quarter
clay to be made on                           19:

SECONDLY the service charge as stated in the Fourth Schedule at the times and in the manner therein stated;

THIRDLY within 14 days of written demand the proper costs incurred by the Landlord in insuring against the Loss of Rent and a fair proportion as from time to time reasonably determined by the Landlord of the costs incurred by the Landlord in insuring the Business Park.

3  TENANTS CONVENANTS

The Tenant to the intent that the obligations hereby created shall continue throughout the Term COVENANTS with the Landlord:

3.1  Rent

     To pay the rents reserved as mentioned in Clause 2;

3.2  interest

Without prejudice to the Landlord's other remedies to pay to the Landlord on demand as additional rent interest (at the Prescribed Rate) to be compounded on the usual quarter days on any-sum payable under this Lease from the due date until payment (as well after as before any judgment),

3.3  Rates and Tax

To pay all existing and future rates taxes water rates duties charges assessments impositions and outgoings whatsoever (whether or not of a capital or non-recurring nature) for or in respect of the Premises other than those in respect of the Landlord's interest under the Superior Lease or in respect of the freehold reversion:

3.4  To pay VAT

Where the Tenant is to pay to the Landlord any sum or provide any consideration. it shall on the Same due date also pay Value Added Tax in respect of such sum or consideration at the rate for the time being then in force and the Landlord shall provide an appropriate VAT invoice or receipt to the Tenant and where the Tenant is to indemnify or reimburse or pay costs incurred by the Landlord It shall also pay Value Added Tax at the rate for the time being then in force on such costs to the extent that the Landlord does not recover It;

3.5 Repair

To keep the Premises and Service Systems serving the Premises exclusively in good and substantial repair and condition;

3.6 Electrical regulations

To comply with the requirements and regulations of the supply authority With regard to the electrical wiring installation and equipment in the Premises and not to overload the same;

3.7 Decoration

To decorate such parts of the Premises as are normally decorated in a good and workmanlike manner as often as is reasonably necessary which in respect of the outside of the Premises shall not be less than once in every three years (and in the final year of the term howsoever determined) and in respect of the inside of the Premises shall not be less than once in every five years (and in the final year of the term howsoever determined);

3.8 Cleaning

To keep the Premises in a clean and tidy condition and clear of rubbish;

3.9 Notices to repair

To have commenced and be proceeding diligently with the repair and making good of all defects and disrepair for which the Tenant is liable L4nder this Lease within one month (or sooner if reasonably required) of written notice from the Landlord;

3.10 To permit entry

To permit the Landlord and all persons authorized by It on giving at least 48 hours' prior written notice (except in emergency) to enter the Premises to inspect its condition to take a schedule of the Landlord's fixtures and of any dilapidation's or to exercise any of the rights excepted and *reserved by this Lease or to carry out any necessary repairs or works or to inspect or Test any check motors on the Premises or to remedy any breach of the Tenant's covenants in this Lease making good as soon as reasonably practicable any damage occasioned thereby to the Premises and the Tenant's Fixtures and Fittings and chattels:

3.11 Not to, introduce dangerous things

Not to bring into or keep in the Premises any thing which is or may become dangerous nor to carry on any hazardous trade nor do anything which might cause the insurance of the Premises or any other part of the Business Park to be vitiated or the premiums to be increased:

3.12 Overloading

Not, to overload the Premises nor to overload or cause any obstruction Or injury to the Service Systems or the Plant and Equipment nor to cause any obstruction of the Common Areas;

3.13 Undesirable uses

Not to use the Premises for any noisy noisome offensive dangerous hazardous illegal or immoral purpose nor to do on the Premises any thing which in the reasonable opinion of the Landlord may be a nuisance or cause damage disturbance or inconvenience to or be to the prejudice of the Landlord or any other owners or occupiers of any neighboring premises:

3.14 Permitted use

Not to use the Premises otherwise than for a use which falls within Class 81 of the Town and Country Planning (Use Classes) Order 1987 (notwithstanding any amendment or revocation of such Order);

3.15 Compliance requirements

To comply with:
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3.15.1  all legislation from time to time in force relating to the Premises; and

3.15.2 the requirements of the Landlord's insurers and any competent authority; and

3.15.3 the reasonable requirements of the Landlord relating to the Premises, the rights granted by this Lease, the Common Areas the Service Systems, the Plan and Equipment and/or and the management and control of the Business Park;

3.16 Irrecoverable insurance monies

To pay to the Landlord within 14 days of receiving written demand the amount of any insurance monies in respect of the Premises or any other premises of the Landlord which cannot be recovered by reason of any act or default of the Tenant or any person deriving title under the Tenant or its or their servants agents licensees or invitees;

3.17 Planning

To comply with the conditions in anypi4nning permission relating to the Premises and the Tights granted by this Lease and not to make any application for planning permission in respect of the Premises, or for determination as to whether particular works or change of use would constitute development of the Premises;

3.18 Alterations

Not to make any structural alterations or additions to the Premises whatsoever and not to Make any other alterations or additions to the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED THAT no consent shall be required for any alteration to the internal layout of the Premises which involves moving demountable partitions and any fittings thereto provided that it does not involve any structural alterations to the Premises:

3.19  Signs

Not to exhibit on the Premises any sign visible from the outside of the Premises without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed);

3.2 Allenation

3.20.1 Not to mortgage charge or grant any security or interest over the Premises nor to assign or underlet any part of the Premises nor to share or part with the possession or occupation of the Premises or any part thereof,

3.20.2  If the Tenant wishes to assign the Premises and procures:

(i) that the tenant who Is to assign the Lease (and its Guarantor if any) enters into an Authorizes Guarantee Agreement with the Landlord in a form permitted by the Landlord & Tenant (Covenants) Act 1995; and

(ii) that such persons as the Landlord may reasonably require act as guarantors for such assignee in such form as the Landlord may reasonably reqUiT8; and

(iii) that all rent and other monetary payments due under the terms of this Lease have been paid and all obligation on the part of the Tenant have been performed prior to completion of the intended assignment: and

(iv) that there shall be no assignment of this Lease to a company in the same group (as defined in s,42 Landlord & Tenant Act 1954) as the assignor unless the holding company of such group shall guarantee the assignee's obligations in such form as the Landlord may reasonably require; then the Tenant may an obtaining the prior written consent of the Landlord assign the whole of the Premises to such assignee;

3.20.3 If the Tenant wishes to underlet the whole or any part of the Premises and procures;

(i) that any intended underlessee covenants with the Landlord throughout the residue of the term to observe and perform the Tenant's covenants and the conditions in this Lease so far as they relate to the Premises to be underlet (excluding the covenant to pay rent) and not to underlet share or part with possession or occupation of the Premises and not without the prior consent of the Landlord to assign the Premises: and

(ii) that no intended underlease is granted at a premium nor at a rent less than the open market rental value of the premises to be underlet nor to permit the reduction of rent paid or payable by any underlessee: and

(iii) that any underlease of part of the Premises shall be for a term of no more than one year and shall contain an agreement authorized by the Court to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954; and

(iv) that the part to be underlet shall be an entire floor of the Premises or such lesser part of a floor as the Landlord shall approve (such approval not to be unreasonably withheld or delayed (an "approved part"); and

(y) that there shall be no more than two underleases/three occupiers of the Premises at any time:
then the Tenant may on obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) underlet the whole or an approved part of the Premises to such intended underlessee,

3.20.4 The Tenant may on obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) mortgage charge or grant any security interest over the whole of the Premises.

3.21 Registration

To supply to the Landlord a certified copy of any document effecting an assignment underlease or charge of this Lease within twenty-one days of completion thereof and to pay to the Landlord's solicitors or as the Landlord may direct such a registration fee as it may reasonably require;

3.22 Breaches by underlessees

Forthwith to remedy any breach by any underlessee of any of the covenants or conditions in this Lease;

3.23 Costs

To pay to the Landlord on demand as additional rent and as a debt all costs it properly incurs in connection with or in contemplation of:

3.23.1  the preparation and service of a notice and/or any proceedings under
Section 146 or 147 of the Law of Property Act 1925 or under the Leasehold Property (Repairs) Act 1938 (notwithstanding that forfeiture is avoided);

3.23.2 the preparation and service of a schedule of d1lapidations at any time during or after termination of the Term;

3.23.3 any applications for -consent -or approval whether or not consent Is refused or the application is withdrawn to the extent that such costs are reasonable and proper and

3.23.4 the remedying of any breach of the Tenant's covenants or the conditions in this Lease;

3.24 Applications for consent

On applying for " consent or approval the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require;

3.25 To inform Landlord of damages defects and notices

To inform the Landlord as soon as reasonably practicable immediately in writing of any defect in the demised premises which might give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person;

3.26 Reletting notices

Within six months of the expiration of the Term to permit the Landlord to fix on the Premises a notice board for the reletting of the same and/or the sale of the Premises which shall not be fixed in such a position as to interfere materially with the passage of light and air to the Premises and not to take down or obscure such notice board and to permit all persons authorized by the Landlord to view the Premises at reasonable hours and an reasonable notice;

3.27 To indemnify Landlord

To indemnity the Landlord against all actions proceedings costs claims and demands in respect of the use or occupation of the Premise tile execution of any alterations additions or repairs to the Premises or any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease;

3.28 Yielding up

Immediately before the end of the Term to remove all tenant's fixtures and fittings other than the Tenant's Works and (unless the Landlord otherwise requires) all alterations or additions made to the Premises during the Term and in o h case to make good and reinstate the Premises to the Landlord's reasonable satisfaction and on the end of the Term to yield up to the Landlord the Premises in accordance with the Tenanittv1p covenants and the conditions in this Lease;

3.29 To observe covenants

To observe and perform the obligations and conditions contained or referred to in the documents, listed in the Third Schedule relating to a Premises and those contained in any Superior Lease save as to payment of rent and interest thereon or otherwise arising thereunder as a result of any act or default on the part of the Landlord PIROVIDED THAT it there is any conflict between the obligations and conditions contained in I such documents and those in this Lease the latter shall prevail.

4  Landlord's covenants

The Landlord COVENANTS with the Tenant while it owns the reversion immediately expectant on the term hereby granted:

4.1 Quiet enjoyment

To permit the Tenant peaceably to hold and enjoy the Premises without any lawful interruption by the Landlord or any person lawfully claiming through under or in trust for It;

4.2  To insure

Unless such insurance shall be vitiated by any act or omission of the Tenant or any person deriving title under the Tenant or any of its or their servants agents licensees or invitees to insure to the full reinstatement value thereof or procure the insurance of the Business Park including the Premises against loss or damage by the insured Risks to the full reinstatement value thereof and to insure against the Loss of Rent consequent upon such damage PROVIDED THAT:

4-2.1 the Landlord shall produce to the Tenant on demand (but not more often than once in every twelve months) a summary of such insurance and evidence that the premium has been paid; and

4.2.2 to supply to the Tenant on request written confirmation that the insurers have agreed to waive all rights of subrogation against the Tenant;

4.3  To rebuild

If the Premises shall be destroyed or damaged by any insured Risk then the Landlord shall pursue a claim for the insurance monies with all due speed and diligence and subject to all necessary planning consents or permissions to apply all insurance moneys received (other than for Loss of Rent) towards rebuilding or reinstating the Premises as soon as reasonably practicable in substantially the same form or with such variations as the Landlord may reasonably require;

4.4 To pay

the rents reserved by the Superior Lease and to observe and perform the covenants on the part of the tenant thereunder save in so far as the same or any of them are assumed by the Tenant hereunder

4.5  To use

all reasonable endeavours (at the cost and expense of the Tenant) to procure the observance and performance by the landlord under the Superior Lease of the covenants on its part therein contained insofar as they relate to the Premises;

4.6 To use all reasonable endeavours to ensure that it and its employees and agents incur expenditure in relation to insurance and the Service Charge items referred to in the Fourth Schedule in accordance with the principles of good estate management.

4.7 To erect and maintain a sign at the entrance of the Business Park to indicate that the estate road shown hatched brown on Plan A are to be for the use of cars or commercial vehicles having a 0~dbn weight of not more than 3 tons.

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows,

5.1  Forfeiture

5.1.1 If the rents or any other sum due under this Lease shall be in arrear for twenty-eight days (whether formally demanded or not); or

5.1.2 If the Tenant shall fail to observe or perform any of its covenants or the conditions in this Lease; or

5.1.3 If distress or other execution shall be levied on the Premises or their contents; or

5.1.4 If a Bankruptcy Order or an Administration Order Is made in respect of the Tenant; or

5.1.5 It a resolution Is passed or an Order is made to wind up the Tenant; or

5.1.6 If a Receiver Is appointed over the whole or any part of the property assets or undertaking of the Tenant; or

5.1.7 It the Tenant is struck off the Register of Companies or is dissolved or otherwise ceases to exist under the laws of the country or state of its incorporation;

then the Landlord may forfeit this Lease but without prejudice to any other remedy of the Landlord in respect of any antecedent t)reach of any of the covenants or conditions contained in this Lease PROVIDED THAT if at any time while this Lease Is vested in Largotim Limited and the Guarantor is the ultimate holding company of Largotim Limited and the Landlord has the right to terminate this Lease by re-entering the Premises the Landlord shall prior to exercising its right to re-enter the, Premises give notice to the Guarantor of its intention to terminate and the grounds therefor and in the event that the grounds consist of a breach which can be remedied or arrears of rents or other sums or one of the events in sub-clauses 5.1.3 to
5.1.7 the Guarantor may then within 28 days following such notice notify the Landlord that the guarantor wishes the Premises to be assigned as a whole to the Guarantor and subject to the Guarantor remedying the breach or settling the arrears (or both) as appropriate to the Landlord's reasonable satisfaction the Landlord shall authorize the Premises as a whole to be assigned to the Guarantor,

5.2 No implied easements

Nothing in this Lease shall confer upon the Tenant any easement right or privilege whatsoever over or against any property adjoining or neighboring the Premises which now or hereafter shall belong to the Landlord or impose any restriction on the use of any property not comprised in this I-ease save as expressly hereby granted or imposed.

5.3 No compensation

The right of the Tenant (or any undertenant) to compensation on quitting the Premises is excluded (so far as the law permits),

5.4 Cesser of rent

If the Premises shall be damaged or destroyed by any of the insured Risks so as to be unfit for occupation and use in accordance with this Lease then (save to the extent that the insurance money shall be Irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or any of its or their servants agents licensees or invitees) the rent FIRST and SECOND reserved or a fair proportion (determined by the Landlord's Agent) according to the nature and extent of the damage shall be suspended until the Premises shall again be fit for occupation and use or (if earlier) until the Loss of Rent insurance proceeds shall be exhausted and any rent paid in advance of such period during which the Premises shall be unfit for occupation or a proportionate Part thereof shall be repaid to the Tenant

5.5.1 It upon the expiry of three years commencing on the date of the damage or destruction the Premises shall not have been rendered fit for occupation and use either the Landlord or the Tenant may by notice served at any time within three months of the expiry invoke the provisions of Clause 5.5.2 hereof,

5.5.2 Upon service of a notice inn accordance with Clause S.5.1 hereof the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other

5.6 Disputes,

Any dispute arising as between the Tenant and the tenants or occupiers of other parts of the Business Park in relation to this Lease or the Premises shall be decided by the Landlord's Agent acting as an expert whose decision on Matters of fact shall be binding upon all parties to the dispute;

5.7 Notices

Section 196 of the Law of Property Act 1925 (as amended) shall be deemed to be incorporated herein.

6.1 Superior lessors

6.1.1 all rights at entry reserved herein shall be exercisable with the Landlord's consent by any superior lessor as well as to the Landlord;

6.1.2 where the consent of the Landlord Is required to any act matter or thing under the terms hereof the consent of any superior lessor in writing shall also be required whenever requisite under the covenants and conditions of any superior lease;

6.1.3 whenever necessary or appropriate under the covenants and conditions of any superior lease:

(i) where any matter is to be carried out to the satisfaction or approval of the Landlord it shall also be carried out to the satisfaction and approval of any superior lessor,

(ii) all registrations whenever requisite under the terms of any superior lease shall be effect8d by the Tenant with ally superior lessor as well as the Landlord;

6.1.4 where any issue question or matter arises out of or under or relating to any superior lease which affects or relates to the provisions hereof is to be determined as therein provided It shall also be so determined under this Lease and the determination of such issue question or matter pursuant to the provisions of any said superior lease shall be binding on the Tenant as well a!5,the Landlord for the purposes of any superior lease and this Lease.

7 Rent Review

7.1 Date of review

On the expiration of the fifth year and each period of five years thereafter of the Term (each such date being "the Relevant Date of Review") the rent FIRST reserved shall be an amount ("the Revised Rent") equal to whichever is the greater of

7.1.1 the rent FIRST reserved immed4dely before the Relevant Date of Review;
      and

7.1.2 the Market Sent of the Prernisa4 at the Relevant Date of Review as agreed between the Landlord and the Tenant or determined in accordance with the following provisions in this Clause.

7.2 Valuation

7.2.1 the Market Rent ("the Market Rent") shall be the best annual rent (excluding any Value Added Tax) reasonably obtainable in the open market for the Premises at the Relevant Date -of Review for a term of tin years commencing on the Relevant Date of Review as between a willing lessor and a willing lessee with vacant possession without payment of a premium on the terms and conditions of this Lease (other than the rent but including the provisions for the review of rent) and assuming that:

(i) the Premises are then ready fit and available for immediate occupation and use; and

(ii) the Landlord and the Tenant have observed and performed their covenants and the conditions in this Lease (but without prejudice to any rights of the parties in regard thereto), and

(iii) the Premises or the means of access or any services thereto shall not have been destroyed or damaged;

(iv) the Premises comprise a total net internal floor area of 20,000 square feet of office accommodation:

(v) the Premises have the benefit of an adequate central heating system and an adequate mechanical ventilation system wherever necessary and any other items specified in the Sixth Schedule;

but taking no account of:

(i) any goodwill attributable to the Premises by reason of the Tenant's business; and

(ii) any effect on rent of the Tenant's Works and any works at the Premises carried out by the Tenant and/or its undertenant (to which the Landlord gave its consent) (which shall include without limitation to the foregoing any works which have the effect of reducing the not internal floor area of the Premises except works carried out pursuant to an obligation to the Landlord or by or at the expense of the Landlord; and

(iii) the Tenant's (or any other permitted occupant's) occupation of the Premises;

7.2.2 The Market Rent shall be q4icertalnecl without making any allowance to reflect (or compensate the Tenant for the absence at) any rent free period or concessionary rent period or contribution to fitting out works or other inducement which it might then be the practice in open market lettings for a lessor to make and such Market Rent shall be that which would be payable after the expiry of any such rent free or concessionary rent period and after receipt of any such contribution or other inducement

7.3 Expert's decision

If the Landlord and the Tenant shall be unable to agree on the amount of the market rent by two months before the relevant Date of Review either party may require it to be determined by a Surveyor acting as an expert who shall be an Associate or fellow of the Royal institution of Chartered Surveyors with at least ten years experience in a substantial commercial practice of dealing with the letting and valuation of buildings like the Premises to be agreed upon by both parties or If they fail so to agree then nominated at any time at the request of either party by the President (or if he Is unable so to nominate the Vice-President) for the time being of The Royal institution of Chartered Surveyors and the fees of the President and the fees of any such Surveyor "shall be borne and paid by the parties in such shares and in such manner as the Surveyor who determines the amount of the Market Rent shall determine but subject thereto in equal shares Provided always that if the Surveyor dies or is for any other reason unable to act before he shall have made his determination then either party may request the nomination of a further Surveyor to act in accordance with this sub-clause.

7.4 Representations

The Surveyor shall allow the parties to make written representations which may contain rental evidence and a rental valuation of the Premises and shall promptly pass details of any party's representations to the other party initial within fourteen days comments in reply to matters raised in the initial representations.

7.5 Payment after date of review

Unfit the Market Rent shall have been agreed or determined the Tenant shall continue to Pay the rent FIRST reserved at the rate payable immediately before the Relevant Date of Review but on such agreement or determination the Tenant shall pay to the Landlord any difference between the rent which would have been payable had the Market Rent been so agreed or determined before the Relevant Date of Review and the rent which has actually been paid together with interest thereon at the Bass Rate of Barclays Bank Pic from the quarter day when each part of such rent would have been payable until payment,

7.15 Memorandum

The Market Rent shall when agreed or determine be recorded by a memorandum prepared at the cost of the Tenant and signed by the Landlord and the Tenant.

8 GUARANTEE

8.1  The Guarantor COVENANTS with the Landlord that

8.1.1 Largotim Limited will pay the rents reserved by and observe and perform its covenants and the conditions in this Lease and the Guarantor will indemnify the Landlord on demand against all losses damages costs and expenses arising out of any default by Largotim Limited;

8.1-2 if this Lease is disclaimed or determined by forfeiture or re-entry and within three months of any such event the Landlord by notice in writing so requires the Guarantor will enter into a new lease of the Premises at the cost of the Guarantor on the same terms as this Lease for the residue of the Term which would have remained had there been no disclaimer forfeiture or re-entry;

8.2 The liability of the Guarantor hereunder, shall not be affected by any failure by the Landlord to enforce the payment of the rents or the observance or performance of the covenants and conditions or any refusal by the Landlord to accept rent at a time when the Landlord was entitled (or would after the service of a notice 9'nder Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises or any variation of the terms of this Lease or any change in the constitution structure or powers of the Guarantor Largotim Limited or the Landlord or any act which Is beyond the powers of Largotim Limited or the surrender of part of the Premises;

8.3 As between the Landlord and the Guarantor shall be deemed to be a principal debtor.

8.4 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the 6bligations of Largotim Limited or stand in the Landlord's place in respect of such security;

8.5 Where, the Guarantor is more than one Person the release of one or more of them shall not release the others.

In witness whereof this document has been executed as a Deed the day and year first before written.

     THE FIRST SCHEDULE: Easements and other rights included in this Lease

1 The rights in common (save in respect of 2 and 3 below) with the Landlord and all others authorized by the Landlord:

1.1 of way on foot over and along footpaths and with vehicles over and along and otherwise to use the estate roads shown coloured brown on the attached Plan A and Plan B and all other roadways within the Common Areas designated for use by the Tenant at all times and for all purposes reasonably connected with the use mid occupation of the Premises:

1.2 of free passage and running of water soil gas telecommunications digital and/or analogue signals and electricity and other services through the Service Systems serving the Premises.

2 The exclusive rights:

2.1 to park vehicles and take or dispatch deliveries to or from the Premises an the area shown coloured pink on Plan A ("the Service Yard");

2.2 to park 49 motorcars on the spaces shown coloured yellow an Plan A ("the Car Parking Spaces");

2.3 to use the Curtilage Area but subject to the rights of entry for the Landlord and others authorized by this Lease

3 A., right of support and protection for the Premises by and from the remainder of the Business ParK.

       THE SECOND SCHEDULE: Exceptions and Reservations out of this Lease

To the Landlord and all others authorized by the Landlord or similarly entitled including any superior landlord:

1 the right to carry out or consent to the carrying out by any person on other parts of the Business Park (but not on any part of the Premises the Curtilage Area or the Car Parking Spaces) or on the Service Yard or on any adjacent or neighboring land as it or they shall think fit of any erection of a new building notwithstanding any diminution in the light or air enjoyed by the Premises;

2 the right of support and protection to adjoining or adjacent premises comprised in the Business Park;

3. the right on giving reasonable notice (except in emergency) to the Tenant to enter and remain upon the Premises with or without workmen with all necessary appliances and materials (making good all damage occasioned thereby to the Premises) for all purposes in connection with the carrying out of any works providing any service or fulfilling the Landlord's obligations under this Lease;

4. the right of free passage and running of water soil gas electricity telecommunication digital and/or analogue signals and other media through the Service Systems within the Premises;

5 the right to provide regulate alter and control in a reasonable manner having regard (inter alia) to the interests of the tenants of the Business Park generally the use of the Common Areas and the Plant and Equipment;

6 the right to install use maintain repair renew and remove security equipment on the exterior of the Premises and to run lay use maintain repair renew and remove cables wires and other service media connecting to such security equipment.

     THE THIRD SCHEDULE:  Documents which affect or relate to the Building

Those matters referred to in the Property and Charges Register of the Title Numbers relating to land at the Business Park.

                    THE FOURTH SCHEDULE: The Service Charge

Part I (Calculation and payment of the Service Charge)

1.1 "the Relevant Year" means the calendar year or Such other period as the Landlord may from time to time determine;

1.2 'the Relevant Proportion" means such fair and reasonable proportion as the Landlord may from time to time determine having regard to the area of the Premises and the area of all other Premises at the Business Park let or intended to be let and having the benefit of such services;

1.3 "the Service Charge Cost" means the aggregate of the gross costs of the services set out in Part IIA of this Schedule and the expenses set out in Part 1113 of this Schedule reasonably incurred by the Landlord in the Relevant Year and shall include (without limitation) such amount as the Landlord may reasonably determine to be fair in the circumstance as a contribution towards anticipated costs and expenses and any Value Added Tax payable by the Landlord in respect of such costs and expenses insofar as the i5ame is not recovered by the Landlord;

1.4 "the Service Charge" means in respect of each Relevant Year the Relevant Proportion of the Service Charge Cost;

2 The Landlord shall as soon as practicable after the expiry of the Relevant
  Year serve on the Tenant a notice containing a summary of the Service Charge Cost and a statement of the Service Charge which notice shall be conclusive (save in the case of manifest error);

3    The Tenant shall with every payment of rent FIRST reserved pay to the
Landlord such sum on account of the Service Charge for the then current Relevant Year ("interim Payment") as the Landlord may from time to time specify-,

4 An amount equal to the difference between the Service Charge for any Relevant Year and the aggregate of interim Payments made for that Relevant Year shall be paid by the Tenant to the Landlord within fourteen days of the date of the notice relating to that Relevant Year or allowed by the Landlord to the Tenant against the interim payment or payments due from the Tenant next following the date of the said notice.

Part II (A) Services

I Inspecting maintaining cleaning repairing replacing renewing and lighting the Common Areas Service Systems and Plant and Equipment including any contributions towards the maintenance and repair of that part of the estate road referred to in paragraph 1.1 of the First Schedule which is outside the Common Areas

2 Procuring the supply of water and sewerage services to the Common Areas.

3 Planting maintaining tending and re-planting any landscaped areas at the Business Park.

4 Providing any other service which the landlord shall reasonably think appropriate for the benefit of the Business Park its facilities and amenities and the tenants of the Business Park or any of them.

Part II (B) Expenses

1 The cost of insuring any Plant and Equipment at the Business Park against the insured Risks and of insuring against property owner's employer's and third party liability and such other risks as the Landlord shall require in respect of the Business Park and of undertaking periodical independent professional valuations of the Business Park for insurance purposes.

2 Any existing or future taxes (other than those of an income or capita) nature levied upon the Landlord as a result of income arising of deemed to have arisen under the terms of this Lease in respect of the Pr6mises) charges assessment and other outgoings payable in respect of the Business Park (excluding the Premises and other parts of the Business Park from time to time let or remaining unlet until initially let by the Landlord) including general rates and water rates assessed in respect of the Common Areas".

3 The cost of taking all steps deemed desirable or expedient by the Landlord for enforcing the tenant's covenants or conditions in respect of the Business Park and of complying with or making representations against otherwise contesting the incidence of the provisions of any legislation or instrument regulation notice or requirement deriving validity therefrom relating to or alleged to relate to the Business Park or any part thereof.

4 The reasonable and proper fees of accountants surveyors engineers solicitors and others in connection with the provision of services and the administration of the Service Charge.

5 The reasonable and proper few of any agents retained to manage the Business
  Park (or if no such managing agents are retained the equivalent thereof in respect of the provision of such management by the Landlord) or (at the discretion of the Landlord) ten per centum of the cost of providing the services and paying the expenses referred to in this Schedule (excluding this paragraph)

6 The cost including interest commission and banking charges of borrowing any necessary sums in connection with the provision of the services or the payment of the expenses referred to in this Schedule.

THE FIFTH SCHEDULE: Details of the Tenant's Works

1. Central Core: Extra over cost of extended central core area to Provide an extra male and female toilet at first floor, (total 5 No. of each) and shower room for male and female at ground floor. Toilets and showers fitted out complete with all finishing and fittings.

Extra over cost for increased size of passenger lift.

Provision of service lift including all associated builders work.

2 Reception Area: Floor finishings comprising areas of granite, polished stainiess steel. timber strip flooring, mats and matwell, brass division strips.

Granite surrounds to lift door.

Glass screens and feature rolled hollow section columns.

Gyproc MF suspended ceiling with dropped feature.

Planter box with pea single.

Extra over cost for designed lighting system,

3 Vending Areas: Water supplies and wastes to vending machine areas.

4 Partition Works and Doors: All partition works including glazed panels and doors. internal doors between core area and office areas at each floor level.

5 Floor Finishings: Vinyl sheet flooring to Food Preparation . Goods inward Area and Vending areas.

6 Shelving/Racking/Sundry Fittings: Provisional sum of l.000-00.

7 Kitchen/Food Preparation! Provision of water supplies, waste pipes, sink unit and basin. Full height wall tiling.

8 Decorations: Extra over cost of wallpaper in lieu of emulsion paint to all plastered walls.

9 Power and Lighting: Comprehensive power supply and distribution system and telephone and d6ta wiring systems excluding underfloor trunking electrical wiring and flexible conduits.

Extra over cost of lighting to the Reception Area and Break Out Areas with provision of dirnmers to Demonstration and Training Rooms.

10 Security System: Provision of Security System to satisfy the additional requirements of the insurers of Largotim Limited beyond that required by the Landlord.

11  Heating Coling and ventilation:

A four pipe tan coil or comfort cooling system providing heating cooling and ventilation to the office areas of the Premises at ground and first floor levels.

THE SIXTH SCHEDULE: Central Hooting and Ventilation Systems; etc. for rent review purposes

1 Central heating to be assumed to be a 1Qw temperature hot water heating system capable of maintaining a temperature of 21 degrees c in the office area and 18 degrees c in the toilet and other such intermittently occupied areas, these temperatures being achieved within three hours of start up based on the night setback temperature of 10%. The boiler to be gas fired. Panel radiators and individual thermostatic radiator values as appropriate to all perimeter areas. Mechanical ventilation provided to the plant areas as required to comply with current regulations.

2 A mechanical ventilation system installed to service the Premises providing a minimum of 6 air changes per hour to the male and female toilets and the minimum- of 1.2 air changes per hour to the remainder of the Premises. The air heated to the appropriate temperature.

3 Premises carpeted to an appropriate standard and specification.

Floor outlet boxes provided at the rate of two socket outlets per 10 square metres of office floor area. Boxes to provide space for telephone outlet and data transmission compartment and with 13 amp small power outlet and wiring.

THE COMMON SEAL of GOODASTON LIFAFTED was hereunto affixed in the presence of:

Director

Secretary

THE COMMON SEAL of LARGOTIM LIMITED was hereunto 0fixed in the presence of:

Director

Secretary

THE COMMON SEAL of LARGOTIM HOLDINGS LIMITED was hereunto affixed in the presence of

Director

Secretary